                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A
 FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(B) OR
                  12(G) OF THE SECURITIES EXCHANGE ACT OF 1934


                              FINE.COM CORPORATION
              Exact Name of Registrant as Specified in Its Charter


       WASHINGTON                   1118 POST AVENUE                91-1657402
State of Incorporation or    SEATTLE, WASHINGTON 98101-2915        IRS Employer
      Organization           Address, including zip code, of   Identification Number
                              Principal Executive Offices


If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box: ............................................................. [ ]

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General
Instruction A.(c)(2), please check [X] the following box:....................[X]


        Securities to be registered pursuant to Section 12(b) of the Act:

            [NONE]                                   [N/A]
 Title of Each Class to Be So      Name of Each Exchange on Which Each Class
          Registered                          Is to Be Registered


        Securities to be registered pursuant to Section 12(g) of the Act:

                           COMMON STOCK, NO PAR VALUE
                                 Title of Class

           ----------------------------------------------------------

                 INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED. Incorporated hereby by this reference are the "Description of Securities," "Shares Eligible for Future Sale" and "Underwriting" sections of the prospectus forming a part of the Registrant's Form SB-2 registration statement, as amended (No. 333-26855, the "Form SB-2").

ITEM 2. EXHIBITS. The following, numbered exhibits to the Form SB-2 are filed as part of this Registration Statement and are incorporated herein by this reference:

         Exhibit 3.1....Articles of Incorporation, as amended
         Exhibit 3.2....Bylaws
         Exhibit 4.1....Specimen Stock Certificate


                                    SIGNATURE

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

      Dated the 3rd day of July, 1997.

                                         FINE.COM CORPORATION


                                         By     /s/  Daniel M. Fine
                                           -------------------------------------
                                                     Daniel M. Fine
                                                Chief Executive Officer